Exhibit 32.2

Certification

I, Alan Pritzker, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of InovaChem, Inc. (the “Company”) for the quarter ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 13, 2009

/s/ Alan Pritzker
Name: Alan Pritzker
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)